STOCK EXCHANGE AGREEMENT

     Agreement dated as of January 31, 2000 between Advanced Communications Technologies, Inc., a Florida corporation ("ADVC"), on the one hand, and MRC Legal Services Corporation ("MRC" or the "Shareholder").

1.     THE  ACQUISITION.

1.1 Purchase and Sale Subject to the Terms and Conditions of this Agreement. At the Closing to be held as provided in Section 2, ADVC shall sell the ADVC Shares (defined below) to the Shareholder and the Shareholder shall purchase the ADVC Shares from ADVC, free and clear of all Encumbrances other than restrictions imposed by Federal and State securities laws.

1.2 Purchase Price. ADVC will exchange 200,000 shares of its restricted common stock (the "ADVC Shares") for 2,700,000 shares of Smart Investment Com, Inc. ("SICI"), representing 100% of the issued and outstanding common shares of SICI (the "SICI Shares"). The ADVC Shares shall be issued and delivered to the Shareholder or assigns as set forth in Exhibit "A" hereto.

2.     THE  CLOSING.

2.1 Place and Time. The closing of the sale and exchange of the ADVC Shares for the SICI Shares (the "Closing") shall take place at Cutler Law Group, 610 Newport Center Drive, Suite 800, Newport Beach, CA 92660 no later than the close of business (Orange County California time) on or before February 3, 2000 or at such other place, date and time as the parties may agree in writing.

2.2 Deliveries by the Shareholders. At the Closing, the Shareholder shall deliver the following to ADVC:

a. Certificates representing the SICI Shares, duly endorsed for transfer to ADVC and accompanied by appropriate medallion guaranteed stock powers; the Shareholder shall immediately change those certificates for, and to deliver to ADVC at the Closing, a certificate representing the SICI Shares registered in the name of ADVC (without any legend or other reference to any Encumbrance other than appropriate federal securities law limitations).

b.     The  documents  contemplated  by  Section  3.

c. All other documents, instruments and writings required by this Agreement to be delivered by the Shareholder at the Closing and any other documents or records relating to SICI's business reasonably requested by ADVC in connection with this Agreement.


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2.3          Deliveries  by  ADVC.  At  the  Closing,  ADVC  shall  deliver  the following  to  the  Shareholder:

a. The ADVC Shares for further delivery to the Shareholder or assigns as contemplated by section 1.

b.     The  documents  contemplated  by  Section  4.

c. All other documents, instruments and writings required by this Agreement to be delivered by ADVC at the Closing.

3.     CONDITIONS  TO  ADVC'S  OBLIGATIONS.

     The obligations of ADVC to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by ADVC:

3.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits ADVC's acquisition of the SICI Shares or the ADVC Shares or that will require any divestiture as a result of ADVC's acquisition of the SICI Shares or that will require all or any part of the business of ADVC to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on ADVC or SICI if this Agreement is consummated shall be pending.

3.2 Representations, Warranties and Agreements. (a) The representations and warranties of the Shareholder set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) the Shareholder shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

3.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of ADVC's acquisition of the SICI Shares shall have been obtained and shall be in full force and effect.

3.4 Resignations of Director. Effective on the Closing Date, all of officers and directors shall have resigned as an officer, director and employee of SICI.


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4.     CONDITIONS  TO  THE  SHAREHOLDER'S  OBLIGATIONS.

     The obligations of the Shareholder to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by the Shareholder:

4.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits ADVC's acquisition of the SICI Shares or the Shareholder's acquisition of the ADVC Shares or that will require any divestiture as a result of ADVC's acquisition of the Shares or the Shareholder's acquisition of the ADVC Shares or that will require all or any part of the business of ADVC or SICI to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on ADVC or SICI if this Agreement is consummated shall be pending.

4.2 Representations, Warranties and Agreements. (a) The representations and warranties of ADVC set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) ADVC shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

4.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of ADVC's acquisition of the SICI Shares and the Shareholder's acquisition of the ADVC Shares shall have been obtained and shall be in full force and effect.

5.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  SHAREHOLDER.

     The Shareholder represents and warrants to ADVC that, to the Knowledge of the Shareholder (which limitation shall not apply to Section 5.3), and except as set forth in an SICI Disclosure Letter:

5.1 Organization of SICI; Authorization. SICI is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. This Agreement constitutes a valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms.


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5.2          Capitalization.  The  authorized  capital stock of SICI consists of
25,000,000 authorized shares of stock, par value $.001, and no preferred shares, of which 2,700,000 common shares are presently issued and outstanding. No shares have been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of SICI are validly issued, fully paid and non-assessable. As of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of SICI obligating SICI to issue any additional shares of common or preferred stock or any of its securities of any kind. Except as otherwise set forth herein, SICI will not issue any shares of capital stock from the date of this Agreement through the Closing Date.

5.3 No Conflict as to SICI. Neither the execution and delivery of this Agreement nor the consummation of the sale of the SICI Shares to ADVC will (a) violate any provision of the certificate of incorporation or by-laws of SICI or
(b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which SICI is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to SICI.

5.4 Ownership of SICI Shares. The delivery of certificates to ADVC provided in Section 2.2 will result in ADVC's immediate acquisition of record and beneficial ownership of the SICI Shares, free and clear of all Encumbrances subject to applicable State and Federal securities laws. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of SICI.

5.5 No Conflict as to SICI. Neither the execution and delivery of this Agreement nor the consummation of the sale of the SICI Shares to ADVC will (a) violate any provision of the certificate of incorporation or by-laws of SICI or
(b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of SICI under, any material agreement or commitment to which SICI is a party or by which any of its property or assets is bound, or to which any of the property or assets of SICI is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to SICI except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this
Section 5.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of SICI.

5.6 Consents and Approvals of Governmental Authorities. Except with respect to applicable State and Federal securities laws, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by SICI or ADVC or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by SICI or the consummation of the sale of the SICI Shares to ADVC.

5.7 Other Consents. No consent of any Person is required to be obtained by SICI or ADVC to the execution, delivery and performance of this Agreement or the consummation of the sale of the SICI Shares to ADVC, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of SICI or ADVC.

5.8 Financial Statements. SICI has delivered to ADVC the consolidated balance sheet of SICI as at November 30, 1999, and statements of income and changes in financial position for the period from inception to the period then ended, together with the report thereon of SICI's independent accountant (the "SICI Financial Statements"). The SICI Financial Statements are accurate and complete in accordance with generally accepted accounting principles.

5.9 Title to Properties. SICI owns all the material properties and assets that it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the SICI Financial Statements, and all the material properties and assets purchased or otherwise acquired by SICI since the date of the SICI Financial Statements. All properties and assets reflected in the SICI Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets,
(a) mortgages or security interests shown on the SICI Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, and all of which are listed in the SICI Disclosure Letter, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the SICI Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of SICI or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and
(d) liens for current taxes not yet due. The properties and assets of SICI and its Subsidiaries include all rights, properties and other assets necessary to permit SICI and its Subsidiaries to conduct SICI's business in all material respects in the same manner as it is conducted on the date of this Agreement.

5.10 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by SICI are, in all respects material to the business or financial condition of SICI and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used.

5.11 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving SICI which is likely to have a material adverse effect on the business or financial condition of SICI, ADVC and any of their Subsidiaries, taken as whole, or which would require a payment by SICI in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. SICI is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of SICI, ADVC or any of their Subsidiaries, taken as a whole, or which would require a payment by SICI in excess of $2,000 in the aggregate.

5.12 Absence of Certain Changes. Since the date of the SICI Financial Statements, SICI has not:

a. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of SICI or made any disposition of any of its material properties or assets other than in the ordinary course of business;

b. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

c. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

d. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

e. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

f. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

g. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

h. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

i. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

j. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

k. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business,
(ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

l. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $100,000 in the aggregate;

m. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

n. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

o.     entered  into  any collective bargaining or union contract or agreement;
or

p. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of SICI.

5.13 No Material Adverse Change. Since the date of the SICI Financial Statements, there has not been any material adverse change in the business or financial condition of SICI.

5.14     Contracts  and  Commitments.  SICI  is  not  a  party  to  any:
a. Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of SICI of more than $2,000 and not cancelable by SICI (without liability to SICI) within 60 days;

b. Lease of personal property involving annual rental payments in excess of $2,000 and not cancelable by SICI (without liability to SICI) within 90 days;

c. Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of SICI;

d. Commitment, contract or agreement that is currently expected by the management of SICI to result in any material loss upon completion or performance thereof;

e. Contract, agreement or commitment that is material to the business of SICI with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

f. Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

All such contracts and agreements are in full force and effect. SICI is not in breach of, in violation of or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which SICI is a party or is or may be bound that relates to the business of SICI or to which any of the assets or properties of SICI is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of SICI. ADVC has not guaranteed or assumed and specifically does not guarantee or assume any obligations of SICI.

5.15 Compliance with Law. The operations of SICI have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over it, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of SICI or which would not require a payment by SICI in excess of $2,000 in the aggregate, or which have been cured. SICI has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. SICI has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

5.16     Tax  Matters.

a. SICI (1) has filed all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns required to be filed through the date hereof and has paid any Tax due through the date hereof with respect to the time periods covered by such Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

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b.     All  Tax  Returns  (except  those  described  in  subparagraph (a) above)
required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of SICI for any taxable period have been timely filed, and the income, activities, operations and transactions of SICI have been properly included and reflected thereon. SICI shall prepare and file, or cause to be prepared and filed, all such Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of SICI with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, SICI's consolidated federal income tax return for such taxable years. SICI will timely file a consolidated federal income tax return for the taxable year ended December 31, 1999 and such return shall include and reflect the income, activities, operations and transactions of SICI for the taxable period then ended, and hereby expressly covenants and agrees to file a federal income tax return, and to include and reflect thereon the income, activities, operations and transactions of SICI for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (b) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to SICI or any of its Subsidiaries and do not generally relate to matters affecting other members of SICI's consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. SICI has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

c.     SICI has not agreed, or is not required, to make any adjustment (x) under
Section 481(a) of the Code by reason of a change in accounting method or otherwise or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

d.     Neither  SICI  nor  any Affiliate has, at any time, filed a consent under
Section 341(f)(1) of the Code, or agreed under Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

e. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to SICI or its assets or operations and no power of attorney granted by SICI with respect to any Tax matter is currently in force.

f. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against or with respect to any Tax attributable to SICI or its assets or operations.


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g.     All  amounts  required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

h.     No  property  of SICI is "tax-exempt use property " within the meaning of
Section 168(h) of the Code nor property that SICI will be required to treat as being owned by another person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

i. There have been delivered or made available to ADVC true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by ADVC as may be relevant to SICI or its assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

j. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of SICI or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to
Section  280G  or  162  of  the  Code.

k. SICI has no liabilities not disclosed in the SICI Financial Statements or otherwise.

5.18 Representations and Warranties. None of the representations or warranties made by SICI herein or in any Schedule hereto, or in any certificate furnished by SICI pursuant to this Agreement, or the SICI Financial Statements, when all such documents are read in their entirety, contains or will contain at the time of closing any untrue statement of a material fact, or omits or will omit at that time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

5.17 Brokers or Finders. Other than Bridgewater Capital Corporation and James Stubler, SICI has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the SICI Shares to ADVC.

6.     REPRESENTATIONS  AND  WARRANTIES  OF  ADVC.

     ADVC represents and warrants to the Shareholder that, to the Knowledge of ADVC (which limitation shall not apply to Section 6.3). Such representations and warranties shall survive the Closing for a period of two years.

6.1 Organization of ADVC; Authorization. ADVC is a corporation duly organized, validly existing and in good standing under the laws of Florida with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of ADVC and this Agreement constitutes a valid and binding obligation of ADVC; enforceable against it in accordance with its terms.

6.2 Capitalization. The authorized capital stock of ADVC consists of 100,000,000 shares of common stock, par value $.001 per share, and no shares of preferred stock. As of the date of this Agreement, ADVC had no more than 80,000,000 shares of common stock issued and outstanding and no shares of of Preferred Stock issued and outstanding. As of the Closing Date, all of the issued and outstanding shares of common stock of ADVC are validly issued, fully paid and non-assessable. The Common Stock of ADVC is presently listed and trading on the Nasdaq Over-the-Counter Bulletin Board under the symbol "ADVCE."

6.3 Ownership of ADVC Shares. The delivery of certificates to SICI provided in Section 2.3 will result in the Shareholder or assigns immediate acquisition of record and beneficial ownership of the ADVC Shares, free and clear of all Encumbrances other than as required by Federal and State securities laws.

6.4 No Conflict as to ADVC and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the sale of the ADVC Shares to the Shareholders will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of ADVC or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of ADVC or any of its Subsidiaries under, any material agreement or commitment to which ADVC or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of ADVC or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to ADVC or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this
Section 6.4, for such matters which are not likely to have a material adverse effect on the business or financial condition of ADVC and its Subsidiaries, taken as a whole.

6.5 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by ADVC or any of either of their Subsidiaries in connection with the execution, delivery and performance of this Agreement by ADVC or the consummation of the sale of the ADVC Shares to the Shareholders.

6.6 Other Consents. No consent of any Person is required to be obtained by SICI or ADVC to the execution, delivery and performance of this Agreement or the consummation of the sale of the ADVC Shares to the Shareholders, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of SICI or ADVC.

6.7 Financial Statements. Prior to closing, ADVC shall have delivered to the Shareholder consolidated balance sheets of ADVC and its Subsidiaries as at June 30, 1998, March 31, 1999 and June 30, 1999, and statements of income and changes in financial position for each of the periods then ended, together with the report thereon of ADVC's independent accountant (the "ADVC Financial Statements"). Such ADVC Financial Statements and notes fairly present the consolidated financial condition and results of operations of ADVC and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto, and shall be utilizable in any SEC filing in compliance with Rule 310 of Regulation S-B promulgated under the Securities Act.

6.8          Brokers  or Finders. Other than Bridgewater Capital Corporation and
M. Richard Cutler, ADVC has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the ADVC Shares to the Shareholders.

6.9 Purchase for Investment. ADVC is purchasing the SICI Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.


7.     Access  and  Reporting;  Filings  With  Governmental  Authorities;  Other
Covenants.

7.1          Access  Between  the  date  of this Agreement and the Closing Date.
Each of the Shareholder and ADVC shall (a) give to the other and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of SICI or ADVC, as the case may be, and to its books and records, (b) permit the other to make inspections thereof, and (c) cause its officers and its advisors to furnish the other with such financial and operating data and other information with respect to the business and properties of such party and its Subsidiaries and to discuss with such and its authorized representatives its affairs and those of its Subsidiaries, all as the other may from time to time reasonably request.

7.2 Regulatory Matters. The Shareholder and ADVC shall (a) file with applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the contemplated transaction and (b) cooperate with each other as they may reasonably request in connection with the foregoing.

8. CONDUCT OF SICI'S BUSINESS PRIOR TO THE CLOSING. The Shareholder shall use its best efforts to ensure the following:

8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, SICI shall cause conduct its businesses in all material respects in the ordinary course.

8.2 Business Organization. Between the date of this Agreement and the Closing Date, SICI shall (a) preserve substantially intact the business organization of SICI; and (b) preserve in all material respects the present business relationships and good will of SICI.

8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, SICI shall not cause or permit any amendment of its certificate of incorporation or by-laws (or other governing instrument) and shall not:

a. issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;

b. create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities;

c.     reclassify,  split  up  or otherwise change any of its Equity Securities;

d.     be  party  to  any  merger,  consolidation or other business combination;

e. sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of SICI except in the ordinary course of business; or

f. organize any new Subsidiary or acquire any Equity Securities of any Person or any equity or ownership interest in any business.

8.4 Other Restrictions. Between the date of this Agreement and the Closing Date, SICI shall not:

a. borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money;

b. create any material Encumbrance on any of its material properties or assets;

c. increase in any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;

d. create or materially modify any material bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan (as defined in section 3(3) of ERISA);

e.     make  any  capital  expenditure  or  acquire  any  property  or  assets;

f. enter into any agreement that materially restricts ADVC, SICI or any of their Subsidiaries from carrying on business;

g. pay, discharge or satisfy any material claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities or obligations reflected in the SICI Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the SICI Financial Statements; or

h.     cancel  any  material  debts  or  waive  any  material  claims or rights.

i.     DEFINITIONS.

     As used in this Agreement, the following terms have the meanings specified or referred to in this Section 9.

9.1 "Business Day" C Any day that is not a Saturday or Sunday or a day on which banks located in the City of New York are authorized or required to be closed.

9.2          "Code"  C  The  Internal  Revenue  Code  of  1986,  as  amended.

9.3 "Encumbrances" C Any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal or state securities laws.

9.4 "Equity Securities" C See Rule 3aB11B1 under the Securities Exchange Act of 1934.

9.5 "ERISA" C The Employee Retirement Income Security Act of 1974, as amended.

9.6 "Governmental Body" C Any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Economic Community), any subdivision, agency, commission or authority thereof.

9.7          "Knowledge"  C  Actual  knowledge,  after reasonable investigation.

9.8 "Person" C Any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.

9.9 "Subsidiary" C With respect to any Person, any corporation of which securities having the power to elect a majority of that corporation's Board of Directors (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries.

10.     TERMINATION.

10.1 Termination. This Agreement may be terminated before the Closing occurs only as follows:

a.     By  written  agreement  of  the  Shareholder  and  ADVC  at  any  time.

b. By ADVC, by notice to the Shareholders at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

c. By the Shareholder, by notice to ADVC at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur of if satisfaction of such a condition is or becomes impossible.

d. By either the Shareholders or ADVC, by notice to the other at any time after February 9, 2000, if the transaction has not been completed.

10.2     Effect  of  Termination.  If  this  Agreement is terminated pursuant to
Section 10.1, this Agreement shall terminate without any liability or further obligation of any party to another.

13. NOTICES. All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or facsimile (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate as to itself by notice to the other parties).

     (a)         If  to  ADVC:
                 19200  Von  Karman,  Suite  500
                 Irvine,  CA  92612
                 Attn:  Roger  May,  President
                 Facsimile  (949)  477-8022

     Copy  to:

                 Jack  H.  Halperin,
                 317  Madison  Avenue
                 Suite  1421
                 New  York,  NY  10017
                 Facsimile  (212)  378-1299

     (b)         If  to  the  Shareholder:
                 c/o  Cutler  Law  Group
                 610  Newport  Center  Drive,  Suite  800
                 Newport  Beach,  CA  92660
                 Facsimile  No.:  (949)  719-1988
                 Attention:  M.  Richard  Cutler,  Esq.

14.     MISCELLANEOUS.

14.2 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

14.3 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.

14.4 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

14.5 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

14.7 Governing Law, Venue. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of California, without regard to the conflicts of law principles thereof. Venue for any cause of action brought to enforce any part of this Agreement shall be in Orange County, California.

14.8 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other, provided that, after the Closing, no consent of SICI shall be needed in connection with any merger or consolidation of ADVC with or into another entity.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective offi-cers, hereunto duly authorized, and entered into as of the date first above written.


ADVANCED  COMMUNICATIONS  TECHNOLOGIES,  INC.
a  Florida  corporation

/s/ Roger May
_______________________________________________
By: Roger  May,  Chief  Executive  Officer  and  President

MRC  LEGAL  SERVICES  CORPORATION

/s/ M. Richard Cutler
_______________________________________________
By: M.  Richard  Cutler,  President

                          EXHIBIT  A

               SICI  SHAREHOLDER  AND  ASSIGNS